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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 16, 2001
                                -----------------
                Date of Report (Date of earliest event reported)


                              DIGITAL IMPACT, INC.
                              --------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

      000-27787                                         94-3286913
      ---------                                         ----------
(Commission File No.)                       (IRS Employer Identification Number)

                                 177 Bovet Road
                           San Mateo, California 94402
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (650) 356-3400
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

     On February 16, 2001, the Company executed a Note Conversion Agreement (the "Agreement") with the holders (the "Holders") of certain promissory notes (the "Notes") previously issued by MineShare, Inc. ("MineShare"), a wholly owned subsidiary of the Company. Pursuant to the Agreement, all unpaid principal and accrued interest under the Notes, which are due and payable on February 19, 2001 in the amount of approximately $600,000, will be converted into shares of the Company's common stock (the "Conversion Shares") at a price equal to the average closing trading price of the Company's common stock on Nasdaq for the five (5) trading days immediately preceding the closing date. Also pursuant to the Agreement, the Holders were granted registration rights with respect to the Conversion Shares and with respect to certain other shares of common stock of the Company acquired by the Holders in connection with the Company's acquisition of MineShare. The closing of the transactions contemplated by the Agreement is subject to a number of conditions, including (i) that the closing trading price of the Company's common stock on Nasdaq for the trading day immediately preceding the closing date be no less than $3.00 nor greater than $6.00, and (b) that the closing occur by March 15, 2001.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Digital Impact, Inc.


Dated: February 16, 2001               By: /s/ William C. Park
                                           -------------------------------------
                                           William C. Park,
                                           Chief Executive Officer

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                               INDEX TO EXHIBITS

Exhibit No.    Description
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
   99.1        Note Conversion Agreement, dated as of February 16, 2001